EXHIBIT 13.2

Certification of the Principal Financial Officer
Pursuant to 18 U.S.C. Section 1350,
As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the annual report of Companhia de Bebidas das Américas - AmBev (the Company) on Form 20-F for the year ended December 31, 2004, as amended by its Amendment No. 1 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, João Mauricio Giffoni de Castro Neves, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

COMPANHIA DE BEBIDAS DAS AMÉRICAS - AMBEV

By:	/s/ João Mauricio Giffoni de Castro Neves
Name: João Mauricio Giffoni de Castro Neves
Title: Chief Financial Officer

Date: August 3, 2005

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.